EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Applied Energetics, Inc.

Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146766) of Applied Energetics, Inc. of our report dated April 10, 2015, relating to the December 31, 2014 consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ of Liggett, Vogt & Webb, P.A.

Phoenix, Arizona
April 10, 2015